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                                                                EXHIBIT 99.1

FOR IMMEDIATE RELEASE

            Safe Technologies International, Inc., (SFAD)
           Announces 'Cybermalls Castle' is replete with
                           Versace Treasures


PALM BEACH, FLA., June 2, 1999 - Safe Technologies International, Inc., (OTC:BB:SFAD) announced today that its wholly owned subsidiary's E-Commerce web site - INCYBERMALL.COM featuring CYBERMALLS CASTLE, filled with upmarket products for 'the rich and famous', has added the product line of the world famous Versace China and Glassware to the castle's unusual offerings for sale.

Gianni Versace, the recently deceased renown fashion couturier, has designed an exciting, new look for dinnerware, stemware, and cutlery for connoisseurs wishing to present the most luxurious and dramatic dining environments. Ingeniously blending the historical and the ultra modern, the individual setting pieces come across as timeless works of art to be admired and passed from generation to generation. Versace's china and glassware line has joined forces with the prestigious Rosenthal china company of Seib, Germany, ensuring continued manufacturing of the pieces with the highest quality of precious materials and masterly craftsmanship.

Brad Tolley, Vice President of SFAD Investor Relations, said "Cybermalls Castle, created in actual room vignettes, is filled with gorgeous custom furniture pieces, especially manufactured for large rooms, and one of a kind accessories and products. Now, global shoppers will have easy access to locating and purchasing the unique Versace china and glassware.

Cybermalls Castle is continually adding new high end product lines with the conviction that browsers searching for high quality items online will now have the convenience of looking no further than the 'castle'. Cybermalls Castle, currently offering over 300 products via e-business technologies, secure electronic payments and order fulfillment, can be seen at INCYBERMALL.COM."


SOURCE:		Safe Technologies International, Inc.,(SFAD)
CONTACT:		Brad Tolley VP Investor Relations
TEL:		561-832-2700
EMAIL:		investor.relations@safetechnologies.com
HTTP://		www.safetechnologies.com

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the meaning of Section 27A of the Securities Act of l934, as amended, that may involve risks and uncertainties, including those relating to the availability of suitable financial resources, the availability of management, unproven market for SFAD's products and services as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10KSB for the year ended December 31, 1998.



    SOURCE:         Safe Technologies International, Inc.,(SFAD)
    CONTACT:        Brad Tolley VP Investor Relations
    TEL:            561-832-2700
    EMAIL:          investor.relations@safetechnologies.com
    HTTP://         www.safetechnologies.com

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the meaning of Section 27A of the Securities Act of l934, as amended, that may involve risks and uncertainties, including those relating to the availability of suitable financial resources, the availability of management, unproven market for SFAD's products and services as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10KSB for the year ended December 31, 1998.